EXHIBIT 5



                           KELLEY DRYE & WARREN LLP
                             Two Stamford Plaza
                            281 Tresser Boulevard
                         Stamford, Connecticut  06901
                              tel (203) 324-1400
                              fax (203) 327-2669


                                                 	August 13, 1996




Board of Directors
The Quick & Reilly Group, Inc.
230 South County Road
Palm Beach, Florida  33480

Ladies and Gentlemen:

   	We have acted as special counsel to the Quick & Reilly Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 additional shares (the "Shares") of the Company's common stock, par value $.10 per share, to be issued pursuant to The Quick & Reilly Group, Inc. Stock Option Plan (the "Plan"). In connection therewith, the Company will file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"). As such special counsel, you have requested our opinion as to matters described herein relating to the issuance of the Shares.

  	In connection with the delivery of the within opinion, we have examined: the Plan; the Company's Restated Certificate of Incorporation as in effect on the date hereof; the Company's Restated Bylaws as in effect on the date hereof; minutes of the Company's corporate proceedings, as made available to us by officers of the Company; an executed copy of the Registration
Statement, and all documents incorporated by reference therein and exhibits thereto, in the form to be filed with the Commission; and such matters of law deemed necessary by us in order to deliver the within opinion. In the course of such examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.


   Based upon and subject to the foregoing, we are of the opinion that the Shares issuable pursuant to the Plan have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

Board of Directors
The Quick & Reilly Group, Inc.
August 13, 1996




    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in the documents incorporated by reference into the Registration Statement as of the date hereof. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                  						Very truly yours,


                                  						By: /s/ Kelley Drye & Warren, LLP
                                        KELLEY DRYE & WARREN, LLP